As filed with the Securities and Exchange Commission on July 2, 1997
                              Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           The Securities Act of 1933
                       ----------------------------------

                                  BIOTIME, INC.
               (Exact name of Registrant as specified in charter)
              ----------------------------------------------------

             California                                 94-3127919
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                  Identification Number)
                           ---------------------------

                 935 Pardee Street
               Berkeley, California                        94710
(Address of Registrant's principal executive offices)    (Zip Code)

                            Paul E. Segall, President
                                  BioTime, Inc.
                                935 Pardee Street
                           Berkeley, California 94710
                     (Name and address of agent for service)

                                 (510) 845-9535
          (Telephone number, including area code, of agent for service)

                            -------------------------
   Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             RICHARD S. SOROKO, ESQ.
                   Lippenberger, Thompson, Welch & Soroko LLP
                        250 Montgomery Street, Suite 500
                         San Francisco, California 94104
                               Tel. (415) 421-5300
                            -------------------------

                                                   CALCULATION OF REGISTRATION FEE
                                                                                                      Proposed
                                                               Amount             Proposed             Maximum          Amount of
                                                                to be         Maximum Offering        Aggregate       Registration
   Title of Each Class of Securities to be Registered        Registered        Price Per Unit      Offering Price          Fee
                                                                                     (1)
 -----------------------------------------------------       ----------       ----------------     --------------     -------------
Options to Purchase Common Shares, no par value               200,000              $32.25             $6,450,000        $1,954.55
Common Shares, no par value(2)                                200,000              $32.25             $6,450,000           $0
Total Registration Fee..................................................................................................$1,954.55
=========================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average bid and asked prices of the Common Shares on NASDAQ on June 26, 1997.

(2) Issuable upon exercise of the Options.

     Also registered hereunder are an indeterminate number of Common Shares which may be issued pursuant to antidilutive provisions of the Options registered hereunder.

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



                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

     The contents of Registration Statements on Form S-8, File Numbers 33-56766 and 33-88968 filed with the Securities and Exchange Commission on January 5, 1993 and January 31, 1995, resepctively, are incorporated by reference.

Item 4.  Description of Securities.

          Options to Purchase Common Shares

          This Registration Statement pertains to options to purchase 200,000 shares of the Registrant's Common Shares, no par value (the "Options"), which may be granted from time to time under the Registrant's 1992 Stock Option Plan, as amended (the "Plan"). Under the Plan, the Registrant has reserved 600,000 Common Shares for issuance under Options granted to eligible persons.

          The Registrant has granted 383,000 Options as of June 1, 1997, of which 103,000 have been exercised and 280,000 remain outstanding.

Item 8.  Exhibits.

      Exhibit
      Number                        Description of Exhibits
      -------                       -----------------------

       4.1                    1992 Stock Option Plan, as amended*

       5                      Opinion of Counsel.*

      23.1                    Consent of Deloitte & Touche LLP*

      23.2 Consent of Counsel is contained in the Opinion of Counsel, filed as a part hereof as Exhibit 5.*

      25                      Power of Attorney (See Page II-3)


-------------------------
* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California on July 1, 1997.


                                                  BIOTIME, INC.


                                      By:
                                           --------------------------
                                           Paul E. Segall, President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes Paul E. Segall and Ronald S. Barkin, and each of them, as attorneys-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



   Signature                       Title                          Date
   ----------                      ------                        ------


  s/Paul E. Segall           President and Director            July 1, 1997
 -------------------         (Principal Executive Officer)
  PAUL E. SEGALL


  s/Ronald S. Barkin         Executive Vice President and      July 1, 1997
  -------------------        Director
  RONALD S. BARKIN


  s/Harold Waitz             Vice President and Director       July 1, 1997
  -------------------
  HAROLD WAITZ


  s/Hal Sternberg            Vice President and Director       July 1, 1997
  -------------------
  HAL STERNBERG

   Signature                        Title                          Date
   ----------                       ------                        ------


  s/Victoria Bellport         Vice President, Chief            July 1, 1997
 --------------------         Financial Officer and
  VICTORIA BELLPORT           Director (Principal Financial
                              and Accounting Officer)


                              Director                         July 1, 1997
 --------------------
  JEFFREY D. NICKEL


  s/Judith Segall             Vice President, Secretary        July 1, 1997
  -------------------         and Director
  JUDITH SEGALL

                                  EXHIBIT INDEX

      Exhibit
      Number                       Description of Exhibits
      -------                      -----------------------

       4.1                    1992 Stock Option Plan, as amended*

       5                      Opinion of Counsel.*

      23.1                    Consent of Deloitte & Touche LLP*

      23.2                    Consent of Counsel is contained in
                              the Opinion of Counsel, filed as a part
                              hereof as Exhibit 5.*

       25                     Power of Attorney (See Page II-3)


-------------------------
* Filed herewith.